EXHIBIT 99

EMC Insurance Group Inc. Announces 2016
Fourth Quarter and Year-End Earnings Call
and Access Information

DES MOINES, Iowa (January 11, 2017) – EMC Insurance Group Inc. (NASDAQ:EMCI) (the
“Company”), today announced that 2016 fourth quarter and year-end earnings results will be released before the market opens on Friday, February 10, 2017. An earnings call will be held at noon Eastern time on that date to provide securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s 2016 fourth quarter and year-end earnings results, as well as its expectations for 2017.

Teleconference:
Dial-in information for the call is toll-free 1-866-652-5200 (International: 1-412-317-6060).

Webcast:
The teleconference is being webcast and can be accessed live and for replay on the Company’s investor relations page at www.emcins.com/ir. The archived audio webcast will be available for replay for approximately 90 days following the earnings call.

Transcript:
A transcript of the teleconference will be available on the Company’s website soon after the completion of the teleconference.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the
NASDAQ Stock Market under the symbol EMCI. Additional information regarding EMC Insurance
Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual
Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.